Exhibit 107

CALCULATION OF FILING FEE TABLES

Schedule 14A

(Form Type)

RADIUS GLOBAL INFRASTRUCTURE, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Transaction Valuation

	Proposed Maximum Aggregate Value of Transaction	Fee Rate	Amount of Filing Fee
Fees to Be Paid	$1,712,918,036.65 (1)(2)(3)	.0001102	$188,763.57(4)
Fees Previously Paid	—		—
Total Transaction Valuation	$1,712,918,036.65
Total Fees Due for Filing			$188,763.57
Total Fees Previously Paid			—
Total Fee Offsets			—
Net Fee Due			$188,763.57

Capitalized terms used below but not defined herein shall have the meanings assigned to such terms in the Agreement and Plan of Merger, dated as of March 1, 2023, by and among the Radius Global Infrastructure, Inc. (the “Company”), APW OpCo LLC (“OpCo”), Chord Parent, Inc., Chord Merger Sub I, Inc., and Chord Merger Sub II, LLC.

(1)	Title of each class of the Company’s securities to which the transaction applies: (a) Class A common stock, par value $0.0001 per share, of the Company (“Class A Common Stock”), (b) preferred stock, par value $0.0001 per share, of the Company designated as “Series A Founder Preferred Stock” (“Series A Founder Preferred Stock”) and (c) limited liability company interests of OpCo designated as “Class B Common” unit (“OpCo Class B Common Units”).

(2)	Aggregate number of securities to which the transaction applies:

a.	As of the close of business on March 24, 2023, the maximum number of shares of Class A Common Stock to which this transaction applies is estimated to be 112,022,249, which consists of:

i.	98,284,836 issued and outstanding shares of Class A Common Stock;

ii.	4,315,915 shares of Class A Common Stock subject to issuance pursuant to the exercise of outstanding options to purchase shares of Class A Common Stock (“Company Stock Options”);

iii.	1,247,688 shares of Class A Common Stock underlying the outstanding shares of restricted Class A Common Stock (“Company Restricted Stock”);

iv.	391,996 shares of Class A Common Stock underlying the outstanding units of OpCo designated as a “Series B Rollover Profits Unit” pursuant to the OpCo LLC Agreement (“Series B Rollover Profits Units”); and

v.	7,781,814 shares of Class A Common Stock underlying the outstanding class of partnership units of OpCo designated as an “LTIP unit” (“LTIP Units”).

b.	As of the close of business on March 24, 2023, the maximum number of shares of Series A Founder Preferred Stock and OpCo Class B Common Units to which this transaction applies is estimated to be:

i.	1,600,000 issued and outstanding shares of Series A Founder Preferred Stock; and

ii.	3,590,550 issued and outstanding OpCo Class B Common Units.

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Solely for the purpose of calculating the filing fee, as of the close of business on March 24, 2023, the underlying value of the transaction was calculated as the sum of:

a.	the product of 98,284,836 shares of Class A Common Stock multiplied by the Merger Consideration of $15.00;

b.	the product of 4,315,915 shares of Class A Common Stock subject to issuance pursuant to the exercise of outstanding Company Stock Options multiplied by $4.51 (which is the difference between $15.00 and the weighted average exercise price of $10.49 per share);

c.	the product of 1,247,688 shares of Class A Common Stock underlying the outstanding shares of Company Restricted Stock multiplied by the Merger Consideration of $15.00;

d.	the product of 391,996 shares of Class A Common Stock underlying the outstanding Series B Rollover Profits Units multiplied by the Merger Consideration of $15.00;

e.	the product of 7,781,814 shares of Class A Common Stock underlying the outstanding LTIP Units multiplied by the Merger Consideration of $15.00;

f.	the product of 1,600,000 shares of A Founder Preferred Stock multiplied by the Merger Consideration of $15.00; and

g.	the product of 3,590,550 OpCo Class B Common Units multiplied by the Merger Consideration of $15.00 (such sum, the “Total Consideration”).

(4)	In accordance with Section 14(g) of the Exchange Act, the filing fee was determined by multiplying the Total Consideration by .0001102.